Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

FedEx Corporation
Federal Express Corporation
FedEx Ground Package System, Inc.
FedEx Freight Corporation
FedEx Freight, Inc.
FedEx Corporate Services, Inc.
FedEx Office and Print Services, Inc.
Federal Express Europe, Inc.
Federal Express Holdings S.A., LLC
Federal Express International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock of FedEx Corporation, par value $0.10 per share	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)
	Debt	Debt Securities of FedEx Corporation	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)
	Debt	Guarantees by subsidiary guarantors of Debt Securities issued by FedEx Corporation	Rule 457(n) (3)	(2)	(2)	(2)	(3)	(3)
	Debt	Pass-Through Certificates of Federal Express Corporation	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)
	Other	Guarantees of FedEx Corporation	Rule 457(n) (3)	(2)	(2)	(2)	(3)	(3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					(2)		(1)
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							(1)

(1)            The Registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. In connection with the securities offered hereby, the Registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)            An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this Registration Statement.

(3)            No separate consideration will be received for the guarantees of any other securities registered pursuant to this Registration Statement. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee will be paid in respect of any guarantees of any other securities registered pursuant to this Registration Statement.